EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, David L. Lehman, President and Chief Executive Officer, and Myron Swartzentruber, Senior Vice President and Chief Financial Officer, of Wayne Savings Bancshares, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2017, (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2017	/s/David L. Lehman
Date	David L. Lehman
President and Chief Executive Officer

May 4, 2017	/s/Myron Swartzentruber
Date	Myron Swartzentruber
Senior Vice President and
Chief Financial Officer